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                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                                  ----------

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                           Scientific-Atlanta, Inc.
            (Exact name of Registrant as Specified in Its Charter)

               Georgia                                 58-0612397
  (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
  Incorporation or Organization)


5030 Sugarloaf Parkway, Lawrenceville Georgia                   30044-2689
  (Address of Principal Executive Offices)                      (Zip Code)

  Scientific-Atlanta, Inc. Voluntary Employee Retirement and Investment Plan
                           (Full Title of the Plan)

                               James F. McDonald
                     President and Chief Executive Officer
                           Scientific-Atlanta, Inc.
                            5030 Sugarloaf Parkway
                      Lawrenceville, Georgia  30044-2689
                    (Name and Address of Agent For Service)
                                (770) 903-5000
         (Telephone Number, Including Area Code, of Agent For Service)

                Please address a copy of all communications to:
                          William E. Eason, Jr., Esq.
        Senior Vice President, General Counsel and Corporate Secretary
                           Scientific-Atlanta, Inc.
                            5030 Sugarloaf Parkway
                      Lawrenceville, Georgia  30044-2689
                                (770) 903-5000

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                               Amount                Proposed                 Proposed
                                               To Be             Maximum Offering        Maximum Aggregate         Amount Of
Title of Securities To Be Registered       Registered (1)       Price Per Share (2)         Offering Price      Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.50 per share,
 together with associated preferred
 stock purchase rights (3).............    10,000,000 shares         $ 58.53125            $ 585,312,500           $ 154,523
==================================================================================================================================

(1) Pursuant to General Instruction E of Form S-8, this registration statement covers the registration of 10,000,000 shares of common stock in addition to shares previously registered under Registration Statement Nos. 33-69827 and 333-64971. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock dividends or similar transactions as provided in the Scientific-Atlanta, Inc. Voluntary Employee Retirement and Investment Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to this plan.
(2) Calculated pursuant to Rules 457(c) and 457(h)(1), based on the average of the per share high and low sale prices ($60.9375 and $56.125, respectively) of the common stock of the registrant on the New York Stock Exchange Composite on November 13, 2000.
(3) The securities also include preferred stock purchase rights associated with the common stock. These preferred stock purchase rights cannot trade separately from the underlying common stock and, therefore, do not carry a separate price or necessitate a separate filing.
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                               EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register 10,000,000 additional shares of the common stock, par value $0.50 per share, together with associated preferred stock purchase rights (the "Common Stock"), of Scientific-Atlanta, Inc. ("Scientific-Atlanta") to be issued pursuant to the Scientific-Atlanta Voluntary Employee Retirement and Investment Plan (the "401(k) Plan"). Scientific-Atlanta has previously registered shares of Common Stock to be issued under the 401(k) Plan on Registration Statements on Form S-8 (Registration Statement Nos. 33-69827 and 333-64971, filed on October 1, 1993 and September 30, 1998, respectively) (the "Prior Registration Statements"). Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein, and the opinions and consents listed at Item 8 below are annexed hereto.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The exhibits filed as part of this registration statement are as follows:

Exhibit Number  Description of Exhibit
--------------  ----------------------

5 Opinion of William E. Eason, Jr., General Counsel of Scientific-Atlanta, as to the legality of the securities being registered.

23.1            Consent of William E. Eason, Jr. (contained in Exhibit 5).

23.2            Consent of Arthur Andersen LLP.

                                       2
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                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lawrenceville, state of Georgia, on this 8th day of November, 2000.

                         SCIENTIFIC-ATLANTA, INC.



                         By:    /s/ James F. McDonald
                                ---------------------------------------------
                                Name:  James F. McDonald
                                Title:  President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date above indicated.

Name                         Title
----                         -----


/s/ James F. McDonald        President and Chief Executive Officer, and Director
----------------------       (Principal Executive Officer)
James F. McDonald



/s/ Wallace G. Haislip       Senior Vice President, Chief Financial Officer
----------------------       and Treasurer (Principal Financial Officer)
Wallace G. Haislip



/s/ Julian W. Eidson         Vice President and Controller
----------------------       (Principal Accounting Officer)
Julian W. Eidson



/s/ James V. Napier          Chairman of the Board
----------------------
James V. Napier



/s/ Marion H. Antonini       Director
----------------------
Marion H. Antonini

                                       3
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/s/ David W. Dorman          Director
-----------------------
David. W. Dorman



/s/ William E. Kassling      Director
-----------------------
William E. Kassling



/s/ Mylle Bell Mangum        Director
-----------------------
Mylle Bell Mangum



/s/ David J. McLaughlin      Director
-----------------------
David J. McLaughlin



/s/ Sam Nunn                 Director
-----------------------
Sam Nunn


The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lawrenceville, state of Georgia, on this 8th day of November, 2000.

                         SCIENTIFIC-ATLANTA, INC. VOLUNTARY EMPLOYEE RETIREMENT AND INVESTMENT PLAN

                         By:  Scientific-Atlanta, Inc. Plan Administrator



                         By:  /s/ Brian C. Koenig
                              ----------------------------
                              Name:  Brian C. Koenig
                              Title:  Authorized Signatory

                                       4
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                                 EXHIBIT INDEX

Exhibit Number  Description of Exhibit
--------------  ----------------------

5 Opinion of William E. Eason, Jr., General Counsel of Scientific-Atlanta, as to the legality of the securities being registered.

23.1            Consent of William E. Eason, Jr. (contained in Exhibit 5).

23.2            Consent of Arthur Andersen LLP.